UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

DELEK LOGISTICS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35721	45-5379027
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

RIO Joint Venture - Amended and Restated Limited Liability Company Agreement

On March 20, 2015, DKL RIO, LLC (“DKL RIO”), an indirect wholly owned subsidiary of Delek Logistics Partners, LP (the “Partnership”), and Rangeland Energy II, LLC (“Rangeland”), entered into that certain First Amended and Restated Limited Liability Company Agreement (the “Rangeland LLC Agreement”), of Rangeland RIO Pipeline, LLC (“Rangeland RIO”). Rangeland RIO was formed to develop, construct, operate and maintain an approximately 107-mile, 12-inch crude oil pipeline extending from Loving County, Texas, to Midland, Texas (the “RIO Pipeline”). The obligations of DKL RIO under the Rangeland LLC Agreement are guaranteed by the Partnership for the benefit of Rangeland RIO.

Contributions and Distributions

Under the terms of the Rangeland LLC Agreement, in exchange for a 33% membership interest in Rangeland RIO, DKL RIO has agreed to contribute approximately $41.4 million in cash to the approximately $125.5 million estimated cost of the RIO Pipeline, as may be adjusted due to cost overruns or other items in the future that may require capital contributions. As a result, DKL RIO will own 33% of Rangeland RIO, and Rangeland will own 67%. Rangeland will have primary day-to-day responsibility for the operations of the RIO Pipeline following completion of its construction.

Rangeland RIO will distribute cash amounts to DKL RIO and Rangeland to cover their respective tax liabilities and, at such other times as Rangeland RIO may determine, in accordance with the then applicable percentage membership interest holding of each of DKL RIO and Rangeland.

Restrictions on Transfer of Membership Interests

Each of DKL RIO and Rangeland are generally restricted from transferring their respective membership interests to third parties.

Right of First Offer; Right of First Refusal

If Rangeland desires to transfer its membership interest and at such time DKL RIO holds at least a 10% membership interest in Rangeland RIO, then Rangeland must give DKL RIO an opportunity to purchase Rangeland’s membership interest prior to seeking offers from third parties. If DKL RIO and Rangeland are unable to agree on terms within the time period stipulated in the LLC Agreement, Rangeland may then seek offers from third parties with respect to its membership interest at a price no less than the last price offered by DKL RIO.

If the Company desires to accept an offer from a third party for DKL RIO’s membership interest, Rangeland will have a 30-day right to elect to acquire DKL RIO’s membership interest on substantially the same terms and conditions as proposed by the third party acquirer.

Drag-Along; Tag-Along Rights

If Rangeland desires to transfer its entire membership interest to a third party, Rangeland may require that DKL RIO sell its membership interest to the applicable third party on substantially the same terms and conditions as Rangeland. If Rangeland does not exercise this right, DKL RIO may nevertheless require that its membership interest be included in the sale to the third party, along with Rangeland, on substantially the same terms and conditions.

Put Option

DKL RIO has a one-time right to require Rangeland to purchase all or a portion of its membership interest at a price based on DKL RIO’s capital contribution to the project (the “Put Option”). The Put Option may only be exercised if: (i) the construction the RIO Pipeline is suspended for six months or abandoned entirely; (ii) the RIO Pipeline is not operational within two years of the date of the LLC Agreement; or (iii) at any time during 30-day period following the RIO Pipeline becoming operational.

Caddo Joint Venture - Amended and Restated Limited Liability Company Agreement

On March 20, 2015, DKL Caddo LLC (“DKL Caddo”), an indirect wholly owned subsidiary of the Company, and Plains Pipeline, L.P., an affiliate of Plains All American Pipeline, L.P. (“Plains”) entered into that certain Amended and Restated Limited Liability Company Agreement (the “Caddo LLC Agreement”), of Caddo Pipeline LLC (“CP LLC”). CP LLC was formed to plan, develop, construct, own, operate and maintain a pipeline system consisting of (i) an approximately 80-mile, 12-inch pipeline originating near Longview, Texas and extending to the Finney pump station located near Shreveport, Louisiana (the “Caddo Pipeline”) and (ii) suitable pumping stations, communications and other facilities and fixtures along the Caddo Pipeline (the “Caddo Pipeline System”). The obligations of DKL Caddo under the Caddo LLC Agreement are guaranteed by the Partnership for the benefit of CP LLC.

Contributions and Distributions

Under the terms of the Caddo LLC Agreement, in exchange for a 50% membership interest in CP LLC, DKL Caddo has agreed to initially contribute certain engineering, right-of-way and environmental services, cumulatively valued at approximately $3.8 million, subject to potential post-closing adjustments. As a result, DKL Caddo and Plains will each own a 50% membership interest in CP LLC. The anticipated cost for the Caddo Pipeline System is approximately $100.2 million and DKL Caddo, pursuant to the terms of the LLC Agreement, has agreed to contribute at least $46.2 million in additional cash to CP LLC for the construction of the Caddo Pipeline System. Pursuant to separate agreements, Plains will have primary responsibility for the construction of the Caddo Pipeline System, and, upon its completion, Plains will also have primary day-to-day responsibility for its operations.

CP LLC will distribute certain available cash amounts, if any, under the terms of the Caddo LLC Agreement to DKL Caddo and Plains in proportion to their respective membership interests quarterly.

Restrictions on Transfer of Membership Interests

Each of the Company and Plains are generally restricted from transferring their respective membership interests to third parties.

Right of First Offer

If DKL Caddo or Plains desires to transfer all or a portion of its respective membership interest, then the party seeking the transfer (the “Transferring Member”) must first give the non-transferring member (the “Non-Transferring Member”) an opportunity to purchase the membership interests the Transferring Member is seeking to transfer (the “Offered Interests”), prior to the Transferring Member pursuing a transaction with a third party. If the Non-Transferring Member is unwilling to purchase all, but not less than all, of the Offered Interests within the time period stipulated in the LLC Agreement, the Transferring Member may then pursue a transaction with a third party at a price no less than the last price offered to the Non-Transferring Member.

Tag-Along Right

In the event the Non-Transferring Member has not exercised its right to acquire the Offered Interests by the Transferring Member, the Non-Transferring Member may require that its membership interest, or a pro rata portion of the Non-Transferring Member’s membership interest if the Offered Interests are less than all of the Transferring Member’s membership interest, be included in a sale to a third party, along with the Offered Interests, on substantially the same terms and conditions.

Change of Control

Subject to the time period stipulated in the LLC Agreement, in the event that DKL Caddo or Plains becomes bound by a definitive agreement that will result in a change of control of the applicable member (the “Acquired Member”), the member not subject to the change of control will have the right to purchase all, but not less than all, of the Acquired Member’s membership interests for a cash price equal to fair market value, as that term is defined in the LLC Agreement.

Item 9.01.    Financial Statements and Exhibits.

(a)     Financial statements of business acquired.

Not applicable.

(b)     Pro forma financial information.

Not applicable.

(c)     Shell company transactions.

Not applicable.

(d)     Exhibits.

99.1    Press release of Delek Logistics Partners, LP issued on March 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2015	DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC
its general partner

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1        Press release of Delek Logistics Partners, LP issued on March 23, 2015.